Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Annual Report on Form 10-K of CrossAmerica Partners LP (the “Partnership”) for the year ended December 31, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Joseph V. Topper, Jr., Chief Executive Officer of CrossAmerica GP LLC, the general partner of the Partnership, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002 that, to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: February 27, 2015

/s/ JOSEPH V. TOPPER, JR.
Joseph V. Topper, Jr.
Chief Executive Officer and President
CrossAmerica GP LLC
(as General Partner of CrossAmerica Partners LP)